Exhibit 99.1

COMPLETE SETTLEMENT AGREEMENT
AND GENERAL RELEASE

READ IT CAREFULLY

NOTICE TO MICHAEL B. HIGH:

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it.  By signing this Complete Settlement Agreement and General Release (“Agreement”), you are agreeing to completely release HARLEYSVILLE NATIONAL CORPORATION, HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY, HARLEYSVILLE MANAGEMENT SERVICES, LLC, and their subsidiaries, affiliates, directors and officers.  Therefore, you should consult with an attorney before signing this Agreement.  You have twenty-one days (21) days from the date of receipt of this document to consider the Agreement.  The twenty-one (21) days will begin to run on the day after receipt.  If you choose to sign the Agreement, you will have an additional seven (7) days following the date of your signature to revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

This Complete Settlement Agreement and General Release ("Agreement") by and between Michael B. High (“High”) and Harleysville National Corporation, Harleysville National Bank and Trust Company, Harleysville Management Services, LLC, and each of their subsidiaries and affiliates (collectively “Corporation”) is made this  17th day of October, 2008.  In this Agreement, the Corporation shall at all times include any and all related entities, corporations, subsidiaries, and affiliates.

WHEREAS, Corporation and High entered into an employment agreement dated April 1, 2005 (the “Employment Agreement”);
WHEREAS, Corporation and High entered into a Supplemental Executive Retirement Benefit Agreement dated February 23, 2004 as amended March 14, 2005 (collectively the “Supplemental Executive Retirement Benefit Agreement”);
WHEREAS, High shall retire effective on or before November 28, 2008;
WHEREAS, High and Corporation wish to terminate the Employment Agreement under Section 7 of such Employment Agreement; and
WHEREAS, Paragraph 7(a) of the Employment Agreement provides
In the event that Executive's employment is involuntarily terminated by HMS without Cause [as defined in the Employment Agreement] and no Change in Control shall have occurred as of the date of such termination, upon execution of a mutual release, HMS will provide Executive with the following pay and benefits: (i) a payment in an amount equal to the greater of: that portion of the Executive’s Agreed Compensation for the then existing Employment Period that has not been paid to Executive as of the date his employment terminates, or 1.0 times the Executive's Agreed Compensation. Such amount shall be payable in twelve (12) equal monthly installments; and (ii) subject to plan terms, Executive’s continued participation in HMS's High benefit plans for twelve (12) months or until Executive secures substantially similar benefits through other employment, whichever shall first occur. If Executive is no longer eligible to participate in an employee benefit plan because he is no longer an employee, HMS will pay Executive the amount of money that it would have cost HMS to provide the benefits to Executive.

In consideration of the foregoing preambles, the mutual covenants and agreements set forth below and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Cessation of Employment; Payments to Executive.

a.           Cessation of employment with Corporation shall be effective on or before November 28, 2008 as determined by High.  High confirms his retirement with Corporation and all of its subsidiaries, affiliates, joint ventures, partnerships, or any other business enterprises, as well as from any office or position with any trade group or any charitable organization which he holds on behalf of the Corporation.   High hereby confirms his resignation from any and all of the Corporation’s, its subsidiaries’ and affiliates’ Boards of Directors.  High further confirms the termination of his Employment Agreement and acknowledges that Section 8 of the Employment Agreement survives termination thereof.
b.           In consideration of High complying with the terms of this Agreement and provided that High continuously and at all times complies with all of his obligations pursuant to this Agreement, Corporation shall:
i.           pursuant to Section 7(a) of the Employment Agreement, provide High with one (1) year of Executive’s base salary, in an amount equal to $296,100.00, minus all appropriate withholdings and deductions, payable in twelve (12) equal monthly installments;
ii.           pursuant to Section 7(a) of the Employment Agreement, provide High with a payment equal to $71,381, minus all appropriate withholdings and deductions, which reflects his highest annual incentive bonus during the previous two calendar years, payable in twelve (12) equal monthly installments;

iii.           provide High the value of any unused accrued paid annual vacation time which is held by High on the date of cessation of employment;
iv. provide High with COBRA benefits for the earlier of twelve months or until he is no longer eligible for COBRA;
v           provide High with a lump sum amount equal to $13,050,  minus all appropriate withholdings and deductions, which represents the amount of money it would have cost Corporation to provide non-COBRA eligible employee benefits to High;
vi.           provide High with a lump sum payment equal to  $356,424.00, minus all appropriate withholdings and deductions, which represents the accrued value of the Supplemental Executive Retirement Benefit Agreement; and
vii.           provide High with a lump sum amount equal to $6,000, minus all appropriate withholdings and deductions, which represents a reimbursement of his country club dues for one year.
viii.           provided that High does not violate Section 8(a) (iii) (relating to solicitation of Corporation’s customers) or 8(a) (iv) (relating to solicitation of Corporation’s employees) of his Employment Agreement, Corporation will release High from and waive its rights under Sections 8 (a) (i) and 8(a) (ii) (relating to noncompetition).  In the event that High violates Sections 8(a) (iii) or 8(a) (iv) of his Employment Agreement,

Corporation shall enforce all of the noncompetition provisions of Section 8.
c.           High acknowledges and agrees that the benefits to be provided to High by Corporation pursuant to this Paragraph are, in a significant and substantial part, in addition to those benefits to which he is already or would otherwise be entitled.
2.           Costs, Including Attorneys' Fees.  High understands and agrees that Corporation shall not be liable to High and/or any present or former attorney for any costs, expenses, or attorneys' fees of any kind or amount.  Furthermore, High expressly agrees that he is not to be considered to be the "prevailing" or "successful" party within the meaning of any statute, rule, or other law.
3.           Release by High.  In consideration of the payments and severance benefits set forth in this Agreement which consideration and severance benefits High was not otherwise entitled to receive, and intending to be legally bound, High, and all other persons or entities claiming with, by, or through him, hereby releases and forever discharges Corporation, and its predecessors, successors, affiliates, subsidiaries, parents, partners, and all of their present and past shareholders, directors, officers, agents, employees and attorneys, and all other persons or entities who could be said to be jointly or severally liable with them, (individually and collectively "the Releasees") from any and all liabilities, claims, actions, causes of action, rights, judgments, obligations, demands, or suits presently asserted or not asserted, accrued or unaccrued, known or unknown, that High had, now has, or may have or could claim to have against the Releasees, from the beginning of time to the date of execution of this Agreement, including, but not limited to all claims and rights in any way arising from or based upon

 High's employment with Corporation, High’s Employment Agreement, or any other agreement between the Corporation and High, including but not limited to option plans and other benefit plans, or which relate in any way to the termination of High's employment with Corporation, the termination of High’s Employment Agreement, termination of the Supplemental Executive Retirement Benefit Agreement, or the termination of any other agreement between Corporation and High, whether written or oral, and also including Title VII of Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973,  the Pennsylvania Human Relations Act, the Federal Age Discrimination in Employment Act, the Federal Older Workers Benefit Protection Act, any Whistleblower provision of any statute or law, the Employee Retirement Income Security Act of 1974, and any other statute, regulation, or law or amendments thereto.
High further agrees that the consideration described in this Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether expressed or implied, that High may have against the Releasees arising out of his employment relationship, his Employment Agreement, his Supplemental Executive Retirement Benefit Agreement, any other agreement between Corporation and High, or his service as an employee, officer, or director of the Corporation and the termination thereof, other than his rights as specifically provided under the Corporation’s pension plan, 401(k) plan, and the December 8, 2005, December 30, 2004, and February 23, 2004 grants of stock options as specifically delineated on Exhibit A attached hereto.
4.           Indemnification by Corporation.  In consideration of High’s waiver and release of claims set forth above and the other obligations of High hereunder, to the extent that the Corporation has officers’ and directors’ liability insurance coverage covering the acts of High, Corporation shall, subject to the exclusions and limitations set forth therein, indemnify and hold harmless High if he is made a party, is threatened to be made a party to, or otherwise receives any other legal process in any action, suit, or proceeding by reason of the fact that he was a director, officer, or employee of the Corporation.  High shall be indemnified and held harmless to the fullest extent permitted or authorized under the officer’s and director’s liability insurance policy, provided that such indemnification does not violate the Corporation’s articles of incorporation, bylaws, the laws of the Commonwealth of Pennsylvania, or federal laws.
5.           No Admission of Wrongdoing.  High agrees that this Agreement is not to be construed as a finding or admission of wrongdoing or liability or illegal or unethical conduct by any party.  Nothing in this Agreement shall constitute precedent or evidence in any investigation, proceeding, or trial, with the exception that this Agreement shall be admissible evidence in any proceeding to enforce its terms or secure a remedy for breach of its terms.
6.           Confidential Information.
a.           High agrees that he will not communicate the terms and conditions of this Agreement or the negotiations preceding it to any persons other than his spouse, attorneys and tax advisors.
b.           High hereby acknowledges that as a result of his employment, he has had access to, obtained, or developed certain confidential, nonpublic, and/or legally privileged information, which includes, but is not limited to: information relating to Corporation’s past, present or future business activities; trade secrets;

financial information; technical systems; new product development; acquisition prospects and strategies; compliance matters; information contained in personnel files and medical files; the business operations; the internal structure of Corporation; the names of and any and all information, including personal consumer information requiring protection under federal financial privacy laws, respecting the past, present and prospective customers or clients of Corporation; target customers or markets; past, present or future research done by Corporation respecting the business or operations of Corporation; financial information; vendor or provider contracting arrangements; funding sources, services; systems; methods of operation; sales and marketing information; methods; procedures; referral sources, referral source information, or referral lists; revenues; costs; expenses; operating data; reimbursements; contracts; contract forms; arrangements; plans; prospects; correspondence; memoranda and office records; electronic and data processing files and records; identities, addresses, telephone numbers, electronic mail addresses, or other methods of contacting persons who might use or currently use the services of or who have been customers of Corporation (“Information”).  All such Information, marketing methods, supplies, files (closed or pending), literature, policies and procedure manuals, as well as any information regarding any and all aspects of Corporation, or being used by Corporation, are the sole and confidential property of  Corporation and shall be treated as confidential.  High agrees to hold inviolate, not to disclose, and to keep secret all such Information and will not for any reason or purpose use, permit to be used, or disclose to any party any Information.

c.           If he has not already done so, immediately upon execution of this Agreement, High agrees to return to Corporation, and not keep a copy of, all confidential information including, but not limited to: written information, files (including electronic files), materials, lists, or other financial information, documents, and other materials or records or writings of any type, including copies thereof, made, used or obtained by High in connection with his relationship with Corporation.
7.           Cooperation and Non-Disparagement.  High agrees that he will not disparage or make derogatory comments about Corporation, including Corporation’s present and former officers, directors, employees, agents, or attorneys, or their business practices.  Corporation agrees that it will not make any defamatory comments about High nor will it authorize any defamatory comments.  Corporation further agrees that it will take reasonably necessary steps to ensure that its officers, directors, management and attorneys do not make any defamatory comments about High.
High also agrees not to attend any of the Corporation’s Meetings of Shareholders, submit any proposals in connection therewith, nominate any person(s) for director, or engage in a proxy solicitation contrary to the Board of Directors of the Corporation in connection therewith for three (3) years from the date of this Agreement without prior approval from Corporation.  In addition, High, or any person or entity in connection with High, shall not engage in a tender offer of shares of the Corporation for three (3) years from the date of this Agreement.
8.           Injunctive Relief.  High agrees that any breach of the agreements and representations set forth in Paragraphs 6 and 7 will cause the Releasees and/or High irreparable harm, that such injury cannot be remedied adequately by the recovery of monetary damages, that upon such a breach any or all of the Releasees and/or High shall be entitled to injunctive or other equitable relief without the posting of any bond or undertaking and that such injunctive and/or equitable relief will not work a hardship on him.  High further agrees that in any and/or all such circumstances, all of his obligations under this Agreement will remain in full force and effect.
9.           Acceptance Period.
The following notice is included in this Agreement as required by the Older Workers Benefit Protection Act:
You have up to twenty-one (21) days from the date of receipt of this release to accept the terms of this release, although you may accept it at any time within those twenty-one (21) days.  You are advised to consult with an attorney regarding this release.

The twenty-one (21) day period will begin to run on the day after High receives this Agreement.  It will then run for a full twenty-one (21) calendar days and expire at the end of the twenty-first day (the “Acceptance Period”).  In order to accept this Agreement, High must sign his name and date his signature at the end of this Agreement and return it to Corporation, c/o Nicholas Bybel, Jr., Esquire, Bybel Rutledge LLP, 1017 Mumma Road, Suite 302, Lemoyne, Pennsylvania 17043.  If the twenty-first day of the Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, the Corporation’s receipt of his acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely acceptance of this Agreement.
10.           Revocation Period.  High has the right to revoke this Agreement at any time within seven (7) days from the date High signs and delivers this Agreement to the

Corporation (the “Revocation Period”), and this Agreement will not become effective and enforceable until the Revocation Period has expired.  (NOTE:  The Revocation Period will begin on the day after the day on which High has delivered this Agreement to the Corporation which is indicated by the date High affixes to his signature at the end of this Agreement.  It will then run for seven calendar days and expire at the end of the seventh day.)  In order to revoke this Agreement, High must notify the Corporation in writing of his decision to revoke the Agreement.  High must ensure that the Corporation (via Nicholas Bybel, Jr., Esquire, Bybel Rutledge LLP, at the address indicated in Paragraph 9 above) receives his written notice of revocation at its counsel’s office in Lemoyne, Pennsylvania within the aforementioned Revocation Period.  If the seventh day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, the Corporation’s receipt of his notice of revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Agreement.  Provided that the Revocation Period expires without his having revoked this Agreement, this Agreement shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.
11.           Corporation Not High’s Advisor.  Corporation makes no representation or warranty, express or implied, to High regarding the treatment of this Agreement or any payments High may receive by virtue of or in connection with any provision of this Agreement, under state, federal, or local laws pertaining to income or other taxation, nor does Corporation provide to High any advice regarding the financial, investment, or legal desirability of his entering into this Agreement or making any elections or granting any releases referred to herein; and High acknowledges that it is and has been his sole and entire responsibility to explore any such aspects of this Agreement with attorneys and/or other advisors of his own selection, in connection with both his decision to enter into this Agreement and any decisions or elections which High may subsequently make in relation to any of the subject matter of this Agreement.
12.           Agreement Freely and Voluntarily Entered Into.  High warrants and represents that he has signed this Agreement after review and consultation with legal counsel of his choice and that he understands this Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby.
13.           Representations to Corporation.  In connection with his entering into this Agreement, and as an inducement for Corporation to enter into this Agreement, High hereby represents the following matters to Corporation:
a.           That High has carefully read and fully understands all of the provisions of this Agreement which sets forth the entire agreement between High and Corporation, and that High has not relied upon any representations or statements, written or oral, not set forth in this document;
b.           That High has had such time as High deemed necessary to review, consider, and deliberate as to the terms of this Agreement; and
c.           That Exhibit B hereto sets forth in reasonable detail any instances known to High and not already disclosed in writing to Corporation in which the Corporation is or may be, was or may have been, in violation either of any statute or regulation, applicable to the Corporation.

14.           Severability.  Should any provision(s) of this Agreement be determined, in a proceeding to enforce or interpret this Agreement, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do not constitute all or substantially all of the undertakings by either High or Corporation, the remainder of this Agreement shall continue in full force and effect.
15.           Notices.  Any notice, request, claim, demand, document, or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

A.           If to Corporation:
Nicholas Bybel, Jr., Esquire,
Bybel Rutledge LLP
1017 Mumma Road, Suite 302
Lemoyne, Pennsylvania 17043

B.           If to High:
360 Colonial Avenue
Collegeville, Pennsylvania 19426

Or to any other address as any party shall have specified for itself by notice in writing to the other party.

16.           Choice of Law.  This Agreement shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.
17.           Complete Written Settlement.  This Agreement expresses a full and complete settlement of all disputes between High and the Releasees.  High agrees that there are absolutely no agreements or reservations relating to termination of High’s employment and High’s release of the Releasees that are not clearly expressed in writing herein.  This Agreement may not be modified except in writing signed by all parties hereto.  High further agrees that the consideration described herein are all he and/or his counsel are ever to receive with regard to High’s termination of employment and execution of this Release, and that the execution hereof is with the full knowledge that this Agreement covers all possible claims.
18.           Binding on Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

19.           Counterparts.  This Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.
IN WITNESS WHEREOF, the parties have executed this Complete Settlement Agreement and General Release on the date first written above.

WITNESS

  /s/ E. M. Graham                                                                                /s/ Michael B. High
Michael B. High

ATTEST:                                                                         HARLEYSVILLE NATIONALCORPORATION

  /s/ Jo Ann M. Bynon                                                                By:  /s/ Paul D. Geraghty
Paul D. Geraghty

ATTEST:                                                                        HARLEYSVILLE NATIONAL BANKAND TRUST COMPANY

  /s/ Jo Ann M. Bynon                                                                By: /s/ Paul D. Geraghty
Paul D. Geraghty

ATTEST:                                                                        HARLEYSVILLE MANAGEMENTSERVICES, LLC

  /s/ Jo Ann M. Bynon                                                                y:  /s/ Paul D. Geraghty
Paul D. Geraghty

EXHIBIT A

1.  Grant of Incentive Stock Options dated December 8, 2005 under the 1998 Stock Incentive Plan to purchase shares of stock subject to the vesting schedule contained in the grant.

2.  Grant of Non-qualified Stock Options dated December 8, 2005 under the 1998 Stock Incentive Plan to purchase shares of stock subject to the vesting schedule contained in the grant.

3.  Grant of Incentive Stock Options dated December 30, 2004 under the 1998 Stock Incentive Plan to purchase shares of stock subject to the vesting schedule contained in the grant.

4.  Grant of Incentive Stock Options dated February 23, 2004 under the 1998 Stock Incentive Plan to purchase shares of stock subject to the vesting schedule contained in the grant.

EXHIBIT B

Any instances known to High in which the Corporation is or may be, was or may have been, in violation either of any statute or regulation, applicable to the Corporation other than what he may have already disclosed to Corporation in writing:

    None